UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

NOVELL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

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This filing relates to a proposed merger between Novell, Inc. (“Novell”) and Attachmate Corporation (“Attachmate”) pursuant to the terms of an Agreement and Plan of Merger, dated as of November 21, 2010 (the “Merger Agreement”), by and among Novell, Attachmate and Longview Software Acquisition Corp. The Merger Agreement is on file with the U.S. Securities and Exchange Commission as an exhibit to the Current Report on Form 8-K/A filed by Novell on November 22, 2010, and is incorporated by reference into this filing.

This filing consists of a statement posted on Novell’s website with respect to Novell’s UNIX copyrights.

November 24, 2010

Important Message from John Dragoon, Chief Marketing Officer—UNIX Copyrights

On November 22, 2010, Novell issued a press release announcing a definitive merger agreement under which Attachmate Corporation (“Attachmate”) would acquire Novell for $6.10 per share in cash (“Merger Agreement”). Novell will continue to own Novell’s UNIX copyrights following completion of the merger as a subsidiary of Attachmate. Novell filed a Form 8-K/A with the SEC on November 22, 2010, with respect to the Merger Agreement.

ADDITIONAL INFORMATION ABOUT THE MERGER

AND WHERE TO FIND IT

In connection with the proposed merger, Novell intends to file relevant materials with the SEC, including a proxy statement. Investors and security holders of Novell are urged to read these documents (if and when they become available) and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about Novell, the proposed merger and the other parties to the proposed merger. Investors and security holders may obtain these documents (and any other documents filed by Novell and Attachmate with the SEC) free of charge at the SEC’s website at http://www.sec.gov. In addition, the documents filed with the SEC by Novell may be obtained free of charge by directing such request to: Novell Investor Relations at 1-800-317-3195 or from the investor relations portion of Novell’s website at http://www.novell.com/company/ir/. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger.

Novell and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Novell’s stockholders in respect of the proposed merger. Information regarding Novell’s directors and executive officers is contained in Novell’s Annual Report on Form 10-K for the fiscal year ended October 31, 2009, its proxy statement for its 2010 Annual Meeting of Stockholders, dated February 26, 2010, and subsequent filings which Novell has made with the SEC. Stockholders may obtain additional information about the directors and executive officers of Novell and their respective interests with respect to the proposed merger by security holdings or otherwise, which may be different than those of Novell’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the proposed merger, when filed with the SEC. Each of these documents is, or will be, available as described above.